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                                                                   Exhibit 32.1


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO


                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted) (the Sarbanes-Oxley Act of 2002), Joseph D. Keegan, Ph.D., the Chief Executive Officer of Molecular Devices Corporation (the "Company"), and Timothy A. Harkness, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:


1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, to which this Certification is attached as Exhibit 32.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and


2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the fiscal year covered by the Annual Report and results of operations of the Company for the fiscal year covered by the Annual Report.


        This Certification accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


Dated: March 9, 2004

        /s/ Joseph D. Keegan, Ph.D.              /s/ Timothy A. Harkness
        -----------------------------------      -------------------------------
        Joseph D. Keegan, Ph.D.                  Timothy A. Harkness
        Chief Executive Officer                  Chief Financial Officer